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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of our report dated February 14, 2003, except as to Notes 18 and 19, which are dated February 24, 2003 and June 2, 2003, respectively, relating to the financial statements of Town Sports International, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
June 2, 2003